EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Park Aerospace Corp. (the ”Company”") for the fiscal year ended March 1, 2026 as filed with the Securities and Exchange Commission on the date hereof (the ”Report”), Christopher Goldner, as Vice President - Finance of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher Goldner

Name:  Christopher Goldner

Title:    Vice President - Finance

Date:    May 29, 2026